Exhibit 99.1

9 Meters Biopharma, Inc. Announces Formation of Scientific Advisory Board
Raleigh, NC, August 31, 2020 - 9 Meters Biopharma, Inc. (Nasdaq: NMTR), a clinical-stage rare and unmet needs-focused gastroenterology company, announced today the formation of its scientific advisory board (SAB). The SAB comprises an esteemed group of six experts in the gastroenterology field with sub-specialties in celiac disease, inflammatory bowel disease (IBD) and functional GI diseases. They will work closely with the 9 Meters leadership team in advancing the clinical development of the company’s co-lead assets, NM-002 for the treatment of short bowel syndrome (SBS) and larazotide for the treatment of celiac disease.
“Having access to the knowledge and expertise of these six individuals on our SAB will be incredibly valuable as we advance our candidates for both celiac disease and SBS,” said John Temperato, president and chief executive officer of 9 Meters. “We feel privileged to have the opportunity to bring this board’s understanding of gastrointestinal disorders and experience in clinical research to our own drug development process and look forward to their contributions, especially as we complete the first Phase 3 trial ever conducted for the treatment of celiac disease.”
The SAB will comprise the following members:

Mark Pimentel, M.D., Cedars Sinai Medical Center
Mark Pimentel, M.D., is currently the head of the Pimentel Laboratory and executive director of the Medically Associated Science and Technology (MAST) Program at Cedars-Sinai. The program is focused on the development of drugs, diagnostic tests and devices related to conditions of the microbiome. His research interests include IBD and functional GI diseases, and his lab has discovered a blood test to provide a definitive diagnosis for IBS for the first time. He received his M.D. from University of Manitoba. For more information on Dr. Pimentel, please visit: https://ceda.rs/33QqCMo.
Z. Myron Falchuk, M.D., Beth Israel Deaconess Medical Center
Z. Myron Falchuk, M.D., is an Associate Clinical Professor of Medicine at Harvard Medical School and previously was a practicing physician at Beth Israel Deaconess Medical Center (BIDMC) for Endoscopy and the Division of Gastroenterology/GI. His clinical interests include general gastroenterology, inflammatory bowel disease, cancer of the colon, celiac disease, colonoscopy and gastroscopy. He received his medical degree from Harvard Medical School. For more information on Dr. Falchuk, please visit: https://bit.ly/3gSPdny
Charles Randall, M.D., Gastroenterology Research of America; UT San Antonio Medical Center
Charles Randall, M.D., is a Clinical Professor of Medicine at the University of Texas Health Science Center, as well as the CEO and founder of Gastroenterology Research of America, where he works with the pharmaceutical industry to develop new products and leads the board in expansion and growth of the company as the leader in GI clinical research in America. His research interests include IBD, IBS, esophageal disorders, dysmotility syndromes and novel endoscopic techniques. He received his medical degree from the University of Texas Medical Branch. For more information on Dr. Randall, please visit: https://bit.ly/3gQkG9T
Benjamin Lebwohl, M.D., M.S., Columbia University Irving Medical Center
Benjamin Lebwohl, M.D., M.S., has been a faculty member of the Celiac Disease Center at Columbia University since 2010, where he is collaborating with institutions in the United States and abroad in the areas of the epidemiology, patterns of care and the natural history of celiac disease. He also currently serves as a member of the Gastrointestinal Drugs Advisory Committee of the U.S. Food and Drug Administration (FDA)

Exhibit 99.1

and is an Associate Professor of Medicine and Epidemiology at the Columbia University Irving Medical Center. He received his M.D. from Columbia College of Physicians and Surgeons. For more information on Dr. Lebwohl, please visit: https://bit.ly/3iu1fEj
Russel Cohen, M.D., University of Chicago
Russel Cohen, M.D., is a Professor of Medicine, Director of the Inflammatory Bowel Disease Center and Co-Director of the Advanced IBD Fellowship Program at University of Chicago Medicine. He has clinical expertise in inflammatory bowel disease (IBD) and has been actively involved in several long-term research studies testing oral and intravenous drugs in patients with IBD. He received his M.D. from Mount Sinai School of Medicine. For more information on Dr. Cohen, please visit: https://bit.ly/2CmiW9u
Maureen Leonard, M.D., Harvard Medical School
Maureen Leonard, M.D., is the Clinical Director at the Center for Celiac Research and Treatment at Massachusetts General Hospital for Children (MGHfC) and an Assistant Professor of Pediatrics at Harvard Medical School. Several of her clinical interests include celiac disease, non-celiac gluten sensitivity, non-responsive celiac disease, refractory celiac disease and gluten-related disorders. She received her medical degree from New York Medical College. For more information on Dr. Leonard, please visit: https://bit.ly/3kulvYl
About 9 Meters Biopharma
9 Meters Biopharma, Inc. (“the Company”) is a rare and unmet needs-focused gastroenterology company. The Company is advancing NM-002, a proprietary long-acting GLP-1 agonist into a Phase 2 trial for Short Bowel Syndrome (SBS), a rare, orphan disease, as well as larazotide, a Phase 3 tight junction regulator being evaluated for patient-reported symptom improvement in non-responsive celiac disease.
For more information, please visit www.9meters.com or follow 9 Meters on Twitter and LinkedIn.

Forward-looking Statements
This press release includes forward-looking statements based upon the Company's current expectations. Forward-looking statements involve risks and uncertainties, and include, but are not limited to, the potential effects of the ongoing coronavirus outbreak and related mitigation efforts on the Company's clinical, financial and operational activities; the Company's continued listing on Nasdaq; expectations regarding future financings; the future operations of the Company; the nature, strategy and focus of the Company; the development and commercial potential and potential benefits of any product candidates of the Company; anticipated preclinical and clinical drug development activities and related timelines, including the expected timing for data and other clinical and preclinical results; the Company having sufficient resources to advance its pipeline; and any other statements that are not historical fact. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation: (i) uncertainties associated with the clinical development and regulatory approval of product candidates; (ii) risks related to the inability of the Company to obtain sufficient additional capital to continue to advance these product candidates and its preclinical programs; (iii) uncertainties in obtaining successful clinical results for product candidates and unexpected costs that may result therefrom; (iv) risks related to the failure to realize any value from product candidates and preclinical programs being developed and anticipated to be developed in light of inherent risks and difficulties involved in successfully bringing product candidates to market; (v) the impact of COVID-19 on our operations, clinical trials or proposed merger and future financings and (vi) risks associated with the possible failure to realize certain anticipated benefits of the Company’s recent merger and the Naia acquisition, including with respect to future financial and

Exhibit 99.1

operating results. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements because of these risks and uncertainties. These and other risks and uncertainties are more fully described in periodic filings with the SEC, including the factors described in the section entitled "Risk Factors" in the Company’s. Annual Report on Form 10-K for the year ended December 31, 2019, Form 10-Q for the quarter ended June 30, 2020 and in other filings that the Company has made and future filings the Company will make with the SEC. You should not place undue reliance on these forward-looking statements, which are made only as of the date hereof or as of the dates indicated in the forward-looking statements. The company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.
Corporate contacts
Edward J. Sitar
Chief Financial Officer
9 Meters Biopharma, Inc.
investor-relations@9meters.com
www.9meters.com

Media contact
Amy Jobe, Ph.D.
LifeSci Communications, LLC
ajobe@lifescicomms.com
315-879-8192

Investor contact
Corey Davis, Ph.D.
LifeSci Advisors, LLC
cdavis@lifesciadvisors.com
212-915-2577